UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2006

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 13, 2006, Microsoft Corporation (“Microsoft”) issued a press release to announce that Frank H. Brod, age 51, is joining Microsoft as Corporate Vice President, Finance and Administration and Chief Accounting Officer, beginning May 1, 2006. Prior to joining Microsoft, Mr. Brod was Corporate Vice President and Controller of Dow Chemical Company since 2000.

Mr. Brod’s employment at Microsoft will be at-will. He will receive a salary of $411,000 per year. He will be eligible for an annual cash performance bonus ranging from 0% to 120% of eligible salary. In addition, Mr. Brod will participate in Microsoft’s Shared Performance Stock Award (“SPSA”) Program, with a target SPSA award of 25,000 shares of Microsoft common stock. The actual size of the award will be determined based on the company’s performance against the program measures.

Mr. Brod will receive a signing bonus of $300,000, with the first installment of $200,000 payable within 30 days of his start date, and the remaining $100,000 payable within 30 days following the first anniversary of his start date. If Mr. Brod leaves the company voluntarily or due to termination for reasons other than death or permanent and total disability before completing one year of employment, $200,000 must be returned to Microsoft; if he leaves the company in the same circumstances after completing one year but before completing two years of employment, he must return the second installment of $100,000.

Mr. Brod will receive an on-hire stock grant of 35,000 shares of Microsoft Corporation common stock, 33% of which vests on the first anniversary of his start date and the remaining part of which will vest in differing proportions over his second to fifth anniversaries.

In connection with his employment, Mr. Brod will be eligible to receive benefits under Microsoft’s executive relocation assistance program, including having Microsoft arrange for a third party to purchase his two residences at their appraised value if they are not sold as of a mutually agreed date. He will also receive a relocation allowance of $450,000, which is subject to forfeiture if Mr. Brod leaves Microsoft of his own volition before completing 24 months of employment.

A copy of Mr. Brod’s offer of employment from Microsoft is attached to this filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter from Microsoft Corporation dated March 31, 2006

99.1	Press Release of Microsoft Corporation dated April 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: April 13, 2006	/s/ John A. Seethoff
John A. Seethoff
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Letter from Microsoft Corporation dated March 31, 2006

99.1	Press release dated April 13, 2006